Exhibit 10.15

CONFORMED COPY

NINTH AMENDMENT TO THE AMENDED AND RESTATED

SERIES 2002-2 SUPPLEMENT

This NINTH AMENDMENT TO THE AMENDED AND RESTATED SERIES 2002-2 SUPPLEMENT (this “Amendment”), dated as of May 9, 2007, amends the Amended and Restated Series 2002-2 Supplement (the “Series 2002-2 Supplement”), dated as of November 22, 2002, as amended by the First Amendment thereto, dated as of October 30, 2003, the Second Amendment thereto, dated as of June 3, 2004, the Third Amendment thereto, dated as of November 30, 2004, the Fourth Amendment thereto, dated as of November 28, 2005, the Fifth Amendment thereto, dated as of December 23, 2005, the Sixth Amendment thereto, dated as of February 17, 2006, the Seventh Amendment thereto, dated as of March 21, 2006, and the Eight Amendment thereto, dated as of November 30, 2006, and is among AVIS BUDGET RENTAL CAR FUNDING (AESOP) LLC (formerly known as Cendant Rental Car Funding (AESOP) LLC), a special purpose limited liability company established under the laws of Delaware (“ABRCF”), AVIS BUDGET CAR RENTAL, LLC (formerly known as Cendant Car Rental Group, LLC and Cendant Car Rental Group, Inc.) (“Avis Budget”), a limited liability company established under the laws of Delaware, as administrator (the “Administrator”), JPMORGAN CHASE BANK, N.A. (formerly known as JPMorgan Chase Bank), a national banking association, as administrative agent (the “Administrative Agent”), the several commercial paper conduits listed on Schedule I thereto (each a “CP Conduit Purchaser”), the several banks set forth opposite the name of each CP Conduit Purchaser on Schedule I thereto (each an “APA Bank” with respect to such CP Conduit Purchaser), the several agent banks set forth opposite the name of each CP Conduit Purchaser on Schedule I thereto (each a “Funding Agent” with respect to such CP Conduit Purchaser), THE BANK OF NEW YORK TRUST COMPANY, N.A. (as successor in interest to The Bank of New York), a national banking association, as trustee (in such capacity, the “Trustee”) and as agent for the benefit of the Series 2002-2 Noteholders (in such capacity, the “Series 2002-2 Agent”), to the Second Amended and Restated Base Indenture, dated as of June 3, 2004, between ABRCF and the Trustee (as amended, modified or supplemented from time to time, exclusive of Supplements creating a new Series of Notes, the “Base Indenture”). All capitalized terms used herein and not otherwise defined herein shall have the respective meanings provided therefor in the Definitions List attached as Schedule I to the Base Indenture (as amended through the date hereof) or the Series 2002-2 Supplement, as applicable.

WITNESSETH:

WHEREAS, pursuant to Section 12.2(i) of the Base Indenture, an amendment to any Supplement requires the consent of ABRCF, the Trustee and each affected Noteholder of the applicable Series of Notes;

WHEREAS, the parties desire to amend the Series 2002-2 Supplement (1) to increase the Series 2002-2 Maximum Non-Program Vehicle Percentage and (2) to reflect the name change of certain entities; and

WHEREAS, ABRCF has requested the Trustee, the Series 2002-2 Agent and each Series 2002-2 Noteholder to, and, upon the effectiveness of (i) this Amendment and (ii) the letter (the “Consent Letter”), dated as of the date hereof, among ABRCF and each Series 2002-2 Noteholder, ABRCF, the Trustee, the Series 2002-2 Agent and the Series 2002-2 Noteholders have agreed to, amend certain provisions of the Series 2002-2 Supplement as set forth herein;

NOW, THEREFORE, it is agreed:

1. The Series 2002-2 Supplement is hereby amended by (i) replacing the term “Cendant Car Rental Group, LLC” with “Avis Budget Car Rental, LLC”, (ii) replacing the term “CCRG” with “ABCR”, (iii) replacing the term “Cendant Rental Car Funding (AESOP) LLC” with “Avis Budget Rental Car Funding (AESOP) LLC”, and (iv) replacing the term “CRCF” with “ABRCF” in each place such terms appear.

2. The following defined term, as set forth in Article I(b) of the Series 2002-2 Supplement, is hereby amended and restated in its entirety as follows:

“Series 2002-2 Maximum Non-Program Vehicle Percentage” means, as of any date of determination, the sum of (a) 60% and (b) a fraction, expressed as a percentage, the numerator of which is the aggregate Net Book Value of all Redesignated Vehicles manufactured by a Bankrupt Manufacturer or a Manufacturer with respect to which a Manufacturer Event of Default has occurred, and in each case leased under the AESOP I Operating Lease or the Finance Lease as of such date, and the denominator of which is the aggregate Net Book Value of all Vehicles leased under the Leases as of such date.

3. Clause (ii) of the defined term Series 2002-2 Required Enhancement Amount, as set forth in Article I(B) of the Series 2002-2 Supplement, is hereby amended and restated in its entirety as follows:

“(ii) the greater of (x) the Series 2002-2 Percentage of the excess, if any, of the Non-Program Vehicle Amount as of the immediately preceding Business Day over the Series 2002-2 Maximum Non-Program Vehicle Amount as of the immediately preceding Business Day and (y) the excess, if any, of (A) the Series 2002-2 AESOP I Operating Lease Vehicle Percentage of the Net Book Value of all Non-Program Vehicles (other than (i) Unaccepted Program Vehicles and (ii) Vehicles subject to a Manufacturer Program with a Specified Eligible Non-Program Manufacturer) leased under the AESOP I Operating Lease as of the immediately preceding Business Day over (B) the Series 2002-2 Maximum Non-Program Vehicle Percentage of the sum of (1) the Series 2002-2 VFN Percentage of the Net Book Value of all Vehicles leased under the AESOP II Operating Lease as of the immediately preceding Business Day and (2) the Series 2002-2 AESOP I Operating Lease Vehicle Percentage of the Net Book Value of all Vehicles leased under the AESOP I Operating Lease as of the immediately preceding Business Day;”

4. This Amendment is limited as specified and, except as expressly stated herein, shall not constitute a modification, acceptance or waiver of any other provision of the Series 2002-2 Supplement.

5. This Amendment shall become effective as of the date (the “Amendment Effective Date”) on which each of the following has occurred: (i) each of the parties hereto shall have executed and delivered this Amendment to the Trustee, (ii) the Rating Agency Consent Condition shall have been satisfied with respect to this Amendment, (iii) all certificates and opinions of counsel required under the Base Indenture shall have been delivered to the Trustee and (iv) each Series 2002-2 Noteholder shall have executed the Consent Letter consenting hereto.

6. From and after the Amendment Effective Date, all references to the Series 2002-2 Supplement shall be deemed to be references to the Series 2002-2 Supplement as amended hereby.

7. This Amendment may be executed in separate counterparts by the parties hereto, each of which when so executed and delivered shall be an original but all of which shall together constitute one and the same instrument.

8. THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their respective duly authorized officers as of the date above first written.

AVIS BUDGET RENTAL CAR FUNDING (AESOP) LLC, as Issuer

By:	/s/: Karen C. Sclafani
	Name:	Karen C. Sclafani
	Title:	Executive Vice President and Assistant Secretary

THE BANK OF NEW YORK TRUST COMPANY, N.A., as Trustee and Series 2002-2 Agent

By:	/s/: Marian Onischak
	Name:	Marian Onischak
	Title:	Vice President